UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2025 (June 4, 2025)

Date of Report (Date of earliest event reported)

One World Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56151	61-1744826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Parkway, Suite 100 Las Vegas, Nevada	89149
(Address of principal executive offices)	(Zip Code)

(800) 605-3201

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2025, One World Products, Inc., a Nevada corporation (the “Company”), entered into a Letter of Intent (the “Eco Bio LOI”) with Eco Bio Plastics Midland, Inc. (“Eco Bio”).

The non-binding terms of the Eco Bio LOI include the following terms:

-	The Company would acquire substantially all of the assets of Eco Bio for $600,000 in cash;

-	The parties would attempt to negotiate and execute a definitive agreement by June 15, 2025; and

-	The parties would target June 30, 2025, as the closing date of the asset acquisition agreement.

The binding terms of the Eco Bio LOI include the following terms:

-	Eco Bio agreed to a 60-day period of exclusivity;

-	In consideration of Eco Bio’s granting such exclusivity, the Company delivered a $100,000 refundable deposit (the “Refund Amount”) to Eco Bio, which would be applied to the purchase price of the acquired assets or refunded to the Company, in the event the asset acquisition transaction does not close; and

-	The refund of the Deposit Amount was personally guaranteed by Fukuji Saotome.

The foregoing description of the Eco Bio LOI is qualified in its entirety by the full text of the Eco Bio LOI, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent between the Company and Eco Bio Plastics Midland, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: June 10, 2025.	By:	/s/ Isiah L. Thomas, III
	Name:	Isiah L. Thomas, III
	Title:	Chief Executive Officer

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